EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of Class A common stock, par value $0.00001 per share, of DoorDash, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 12, 2021.

GIC PRIVATE LIMITED

By:	/s/ Celine Loh Sze Ling
	Name:	Celine Loh Sze Ling
	Title:	Senior Vice President

By:	/s/ Toh Tze Meng
	Name:	Toh Tze Meng
	Title:	Senior Vice President

GIC SPECIAL INVESTMENTS PRIVATE LIMITED

By:	/s/ Chan Hoe Yin
	Name:	Chan Hoe Yin
	Title:	Director

GREENVIEW INVESTMENT PTE LTD

By:	/s/ Jeremy Kranz
	Name:	Jeremy Kranz
	Title:	Authorized Signatory